Exhibit 99.1

Impinj Reports Third Quarter 2022 Financial Results

SEATTLE, WA, October 26, 2022– Impinj, Inc. (NASDAQ: PI), a leading RAIN RFID provider and Internet of Things pioneer, today released its financial results for the third quarter ended September 30, 2022.

“Our third-quarter results were strong, with both endpoint IC and reader IC revenue setting new quarterly records,” said Chris Diorio, Impinj co-founder and CEO. “We entered the fourth quarter with record backlog and I expect demand to remain strong well into 2023.”

Third Quarter 2022 Financial Summary

•
Revenue of $68.3 million
•
GAAP gross margin of 54.8%; non-GAAP gross margin of 56.9%
•
GAAP net loss of $2.2 million, or loss of $(0.09) per diluted share using 25.7 million shares
•
Adjusted EBITDA of $9.8 million
•
Non-GAAP net income of $9.3 million, or income of $0.34 per diluted share using 27.7 million shares

A reconciliation between GAAP and non-GAAP information is contained in the tables below. Additionally, descriptions of these non-GAAP financial measures are provided in the “Non-GAAP Financial Measures” sections below.

Fourth Quarter 2022 Financial Outlook

Impinj provides guidance based on current market conditions and expectations; actual results may differ materially. Please refer to the comments below regarding forward-looking statements. The following table presents Impinj’s financial outlook for the fourth quarter 2022 (in millions, except per share data):

Three Months Ending
December 31, 2022
Revenue	$71.5 to $73.5
GAAP Net loss	($3.1) to ($1.6)
Adjusted EBITDA income	$9.8 to $11.3
GAAP Weighted-average shares — basic and diluted	25.90 to 26.10
GAAP Net loss per share — basic and diluted	($0.12 ) to ($0.06 )
Non-GAAP Net income	$9.0 to $10.5
Non-GAAP Weighted-average shares — basic	25.90 to 26.10
Non-GAAP Weighted-average shares — diluted	27.90 to 28.10
Non-GAAP Net income per share — basic	$0.35 to $0.40
Non-GAAP Net income per share — diluted	$0.32 to $0.37

A reconciliation between GAAP and non-GAAP financial measures is provided in the "Non-GAAP Financial Measures" section below.

Conference Call Information

Impinj will host a conference call today, October 26, 2022 at 5:00 p.m. ET / 2:00 p.m. PT to discuss its third quarter 2022 results, as well as its outlook for its fourth quarter 2022. Interested parties may access the call by dialing +1-412-317-5196. A live webcast and replay will also be available on the company’s website at investor.impinj.com. Following the call, a telephonic replay will be available for five business days and may be accessed by dialing +1-412-317-0088 and entering passcode 3500921.

Management’s prepared written remarks, along with quarterly financial data, will be made available on our website at investor.impinj.com along with this release.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the market for RAIN RFID, our strategy, our prospects, the impact of Covid-19, the impact of silicon wafer and reader component availability and supply, and financial considerations for fourth quarter of 2022 and future periods.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

About Impinj

Impinj (NASDAQ: PI) helps businesses and people analyze, optimize, and innovate by wirelessly connecting billions of everyday things — such as apparel, automobile parts, luggage, and shipments — to the Internet. The Impinj platform uses RAIN RFID to deliver timely data about these everyday things to business and consumer applications, enabling a boundless Internet of Things. www.impinj.com

Impinj is a registered trademark of Impinj, Inc. All other trademarks are the property of their owners.

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For more information, contact:

Investor Relations

Andy Cobb, CFA

Vice President, Strategic Finance

+1-206-315-4470

ir@impinj.com

Media Relations
Jill West
Vice President, Strategic Communications

+1 206-834-1110
jwest@impinj.com

IMPINJ, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value, unaudited)

	September 30, 2022 (1)	December 31, 2021 (1)
Assets:
Current assets:
Cash and cash equivalents	$39,310	$123,903
Short-term investments	142,541	69,443
Accounts receivable, net	40,667	35,449
Inventory	31,925	21,958
Prepaid expenses and other current assets	5,507	5,049
Total current assets	259,950	255,802
Long-term investments	19,200	14,225
Property and equipment, net	31,121	27,500
Operating lease right-of-use assets	11,414	11,667
Other non-current assets	2,223	2,462
Goodwill	3,881	3,881
Total assets	$327,789	$315,537
Liabilities and stockholders' equity (deficit):
Current liabilities:
Accounts payable	$13,249	$11,732
Accrued compensation and employee related benefits	7,936	6,365
Accrued and other current liabilities	6,080	2,481
Current portion of operating lease liabilities	3,460	4,143
Restructuring liabilities	102	591
Current portion of long-term debt	—	9,633
Current portion of deferred revenue	2,808	558
Total current liabilities	33,635	35,503
Long-term debt, net of current portion	279,846	278,661
Operating lease liabilities, net of current portion	11,790	11,934
Other long-term liabilities	113	279
Deferred revenue, net of current portion	344	236
Total liabilities	325,728	326,613
Stockholders' equity (deficit):
Common stock, $0.001 par value	26	25
Additional paid-in capital	390,432	351,422
Accumulated other comprehensive loss	(1,730)	(39)
Accumulated deficit	(386,667)	(362,484)
Total stockholders' equity (deficit)	2,061	(11,076)
Total liabilities and stockholders' equity (deficit)	$327,789	$315,537

(1) We adopted ASU 2020-06 on January 1, 2021 using modified retrospective transition method and accounted for our convertible notes due 2026, or the 2019 Notes, on a whole-instrument basis. Upon adoption, we no longer had unamortized debt discount related to the equity component of the 2019 Notes. The condensed consolidated financial statements under both periods are presented under ASU 2020-06.

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue	$68,270	$45,193	$181,210	$137,709
Cost of revenue	30,835	22,180	83,494	67,938
Gross profit	37,435	23,013	97,716	69,771
Operating expenses:
Research and development	18,766	16,789	55,124	46,480
Sales and marketing	9,326	8,736	28,239	24,577
General and administrative	11,087	9,860	33,888	27,012
Restructuring costs	—	—	—	1,263
Total operating expenses	39,179	35,385	117,251	99,332
Loss from operations	(1,744)	(12,372)	(19,535)	(29,561)
Other income, net	774	2	1,367	21
Induced conversion expense	—	—	(2,232)	—
Interest expense	(1,205)	(526)	(3,716)	(1,576)
Loss before income taxes	(2,175)	(12,896)	(24,116)	(31,116)
Income tax expense	(24)	(28)	(67)	(130)
Net loss	$(2,199)	$(12,924)	$(24,183)	$(31,246)
Net loss per share — basic and diluted	$(0.09)	$(0.53)	$(0.95)	$(1.30)
Weighted-average shares — basic and diluted	25,743	24,330	25,384	24,040

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Nine Months Ended
	September 30,
	2022	2021
Operating activities:
Net loss	$(24,183)	$(31,246)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,456	3,171
Stock-based compensation	32,230	28,951
Accretion of discount or amortization of premium on investments	301	694
Amortization of debt issuance costs	1,203	283
Induced conversion expense related to convertible notes	2,232	—
Changes in operating assets and liabilities:
Accounts receivable	(5,218)	(2,042)
Inventory	(9,967)	17,895
Prepaid expenses and other assets	45	(758)
Accounts payable	1,107	(1,831)
Accrued compensation and employee related benefits	1,571	754
Accrued and other liabilities	1,741	1,063
Operating lease right-of-use assets	2,490	2,218
Operating lease liabilities	(3,064)	(2,772)
Restructuring liabilities	(489)	133
Deferred revenue	2,358	(6,106)
Net cash provided by operating activities	6,813	10,407
Investing activities:
Purchases of investments	(159,837)	(36,431)
Proceeds from maturities of investments	79,508	70,000
Purchases of property and equipment	(5,975)	(14,181)
Net cash provided by (used in) investing activities	(86,304)	19,388
Financing activities:
Principal payments on finance lease obligations	—	(2)
Proceeds from exercise of stock options and employee stock purchase plan	12,462	11,761
Payment of 2019 Notes	(17,564)	—
Net cash provided by (used in) financing activities	(5,102)	11,759
Net increase (decrease) in cash and cash equivalents	(84,593)	41,554
Cash and cash equivalents
Beginning of period	123,903	23,636
End of period	$39,310	$65,190

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, our key non-GAAP performance measures include adjusted EBITDA and non-GAAP net income (loss), as defined below. We use adjusted EBITDA and non-GAAP net income (loss) as key measures to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. We believe these measures provide useful information for period-to-period comparisons of our business to allow investors and others to understand and evaluate our operating results in the same manner as our management and board of directors. Our presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from similarly termed non-GAAP measures used by other companies.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) determined in accordance with GAAP, excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; investigation costs; restructuring costs; settlement and related costs; other income, net; interest expense; loss on debt extinguishment; induced conversion expense associated with repurchases of our 2019 Notes; and income tax benefit (expense).

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income (loss), excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; investigation costs; restructuring costs; settlement and related costs; amortization of debt discount related to the equity component of our convertible notes prior to the adoption of ASU 2020-06; induced conversion expense associated with repurchases of our 2019 Notes; and prepayment penalty on debt extinguishment.

On January 1, 2021, we adopted ASU 2020-06 using the modified retrospective transition method, accounting for the 2019 Notes on a whole-instrument basis. Upon adoption, the condensed consolidated financial statements for the three and nine months ended September 30, 2022 and September 30, 2021, are presented under the new standard and we no longer recorded amortization of debt discount. In fourth-quarter 2021, we revised our definition of adjusted EBITDA to exclude the expense incurred in connection with the induced conversion expense associated with repurchases of our 2019 Notes.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP Gross margin	54.8%	50.9%	53.9%	50.7%
Adjustments:
Depreciation	1.4%	1.3%	1.5%	1.1%
Stock-based compensation	0.7%	1.1%	0.8%	0.9%
Non-GAAP Gross margin	56.9%	53.3%	56.2%	52.7%

GAAP Net loss	$(2,199)	$(12,924)	$(24,183)	$(31,246)
Adjustments:
Depreciation	1,483	1,095	4,456	3,171
Stock-based compensation	10,057	10,920	32,230	28,951
Other income, net	(774)	(2)	(1,367)	(21)
Interest expense	1,205	526	3,716	1,576
Income tax expense	24	28	67	130
Restructuring costs	—	—	—	1,263
Induced conversion expense	—	—	2,232	—
Adjusted EBITDA	$9,796	$(357)	$17,151	$3,824

GAAP Net loss	$(2,199)	$(12,924)	$(24,183)	$(31,246)
Adjustments:
Depreciation	1,483	1,095	4,456	3,171
Stock-based compensation	10,057	10,920	32,230	28,951
Restructuring costs	—	—	—	1,263
Induced conversion expense	—	—	2,232	—
Non-GAAP Net income (loss)	$9,341	$(909)	$14,735	$2,139

Non-GAAP Net income per share:
Basic	$0.36	$(0.04)	$0.58	$0.09
Diluted	$0.34	$(0.04)	$0.54	$0.08
GAAP and non-GAAP Weighted-average shares — basic	25,743	24,330	25,384	24,040

GAAP Weighted-average shares — diluted	25,743	24,330	25,384	24,040
Dilutive shares from stock plans	1,930	—	1,699	1,626
Non-GAAP Weighted-average shares — diluted	27,673	24,330	27,083	25,666

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL OUTLOOK TO NON-GAAP FINANCIAL OUTLOOK

(in thousands, except per share data, unaudited – calculated at the midpoint of the outlook range)

Three Months Ending
December 31,
2022
GAAP Net loss	$(2,350)
Adjustments:
Forecasted Depreciation	1,600
Forecasted Stock-based compensation	10,500
Forecasted Interest expense	1,270
Forecasted Other income, net	(500)
Forecasted Income tax expense	30
Adjusted EBITDA	$10,550

GAAP Net loss	$(2,350)
Adjustments:
Forecasted Depreciation	1,600
Forecasted Stock-based compensation	10,500
Non-GAAP Net income	$9,750

GAAP Net loss per share — basic and diluted	$(0.09)
Non-GAAP Net income per share
Basic	$0.38
Diluted	$0.35

GAAP weighted-average shares — basic and diluted	26,000

Non-GAAP weighted-average shares — basic	26,000
Dilutive shares from stock plans	2,000
Non-GAAP weighted-average shares — diluted	28,000